                                 SCHEDULE 14A

                    Information Required in Proxy Statement

                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                             (Amendment No.     )

Filed by the Registrant                      X
                                           -----
Filed by a Party other than the Registrant _______
Check the appropriate box:

  [___]   Preliminary Proxy Statement
  [___] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
  [ X ]   Definitive Proxy Statement
   ---
  [___]   Definitive Additional Materials
  [___]   Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12



                              TRANSCEND SERVICES, INC.
          ----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

          ______________________________________________________________________

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate line):

  [ X ]   No Fee Required.
   ---
  [___]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

          1.   Title of each class of securities to which transaction applies:

               _________________________________________________________________
          2.   Aggregate number of securities to which transaction applies:

               _________________________________________________________________
          3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               _________________________________________________________________
          4.   Proposed maximum aggregate value of transactions:

               _________________________________________________________________
          5.   Total fee paid:

               _________________________________________________________________

  [___]   Fee paid previously with preliminary materials.

  [___] Check if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          l.   Amount Previously Paid:

               _________________________________________________________________
          2.   Form, Schedule or Registration Statement No.:

               _________________________________________________________________
          3.   Filing Party:

               _________________________________________________________________
          4.   Date Filed:

               _________________________________________________________________

                           TRANSCEND SERVICES, INC.
                     3353 PEACHTREE ROAD, N.E., SUITE 1000
                            ATLANTA, GEORGIA 30326

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON APRIL 29, 1997

To the Stockholders:

     The annual meeting of stockholders (the "Annual Meeting") of Transcend Services, Inc. will be held on April 29, 1997 at the Grand Hyatt Atlanta (formerly Hotel Nikko) , 3300 Peachtree Road, Atlanta, Georgia 30305 at 10:00 a.m. local time for the following purposes:

     1. To elect a Board of Directors consisting of five members to hold office until the next annual meeting of stockholders or until their successors are elected and qualified.

     2. To approve certain amendments to the Transcend Services, Inc. 1992 Stock Option Plan, As Amended and Restated, including, among other things, amendments to expand the class of persons eligible to participate in the Plan, all as set forth in Exhibit A to the Proxy Statement dated March 31, 1997.

     3. To ratify the appointment of Arthur Andersen LLP as independent public accountants to audit the accounts of the Company and its subsidiary for the year ending December 31, 1997.

     4. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

     Only stockholders of record at the close of business on March 1, 1997 shall be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

     A Proxy Statement and a proxy solicited by the Board of Directors are enclosed herewith. You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, sign, date and mail the enclosed proxy card promptly in the enclosed postage-paid envelope. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

                              By order of the Board of Directors,

                              /s/ David W. Murphy

                              DAVID W. MURPHY
                              Secretary

Atlanta, Georgia
March 31, 1997



YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                           TRANSCEND SERVICES, INC.
                    3353 Peachtree Road, N.E., Suite 1000
                            Atlanta, Georgia 30326

                                PROXY STATEMENT

         For Annual Meeting of Stockholders To be Held April 29, 1997

                                    GENERAL

     This Proxy Statement and the accompanying form of Proxy are being furnished to the stockholders of Transcend Services, Inc. (the "Company" or "Transcend") on or about March 31, 1997 in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on April 29, 1997 at the Grand Hyatt Atlanta (formerly Hotel Nikko), 3300 Peachtree Road, Atlanta, Georgia 30305 at 10:00 a.m. local time and any adjournment thereof. Any stockholder who executes and delivers a proxy may revoke it at any time prior to its use by (i) giving written notice of revocation to the Secretary of the Company; (ii) executing a proxy bearing a later date; or (iii) appearing at the meeting and voting in person. The address of the principal executive offices of the Company is 3353 Peachtree Road, N.E., Suite 1000, Atlanta, Georgia 30326 and the Company's telephone number is (404) 364-8000.

     Unless otherwise specified, all shares represented by effective proxies will be voted in favor of (i) election of the five nominees as Directors; (ii) the approval of certain amendments to the Company's 1992 Stock Option Plan, As Amended and Restated, including, among other things, amendments to expand the class of persons eligible to participate in the Plan, all as set forth in Exhibit A to this Proxy Statement dated March 31, 1997; and, (iii) the ratification of the selection of Arthur Andersen LLP to serve as the independent public accountants for the Company for fiscal 1997. The Board of Directors does not know of any other business to be brought before the meeting, but as to any such other business, proxies will be voted upon any such matters in accordance with the best judgement of the person or persons acting thereunder as to what is in the best interests of the Company.

     The cost of soliciting proxies will be borne by the Company. In addition to use of the mail, proxies may be solicited in person or by telephone or telegram by Directors and officers of the Company who will not receive additional compensation for such services. Brokerage houses, nominees, custodians and fiduciaries will be requested to forward soliciting material to beneficial owners of stock held of record by them, and the Company will reimburse such persons for their reasonable expenses in doing so.

     Only holders of record of outstanding shares of Common Stock of the Company at the close of business on March 1, 1997 are entitled to notice of, and to vote at the meeting. Each stockholder is entitled to one vote for each share held on the record date. There were 19,495,202 shares of Common Stock outstanding and entitled to vote on March 1, 1997.

     When a quorum is present at the meeting, the vote of the holders of a majority of the stock having voting power present in person or by proxy shall decide the action proposed in each matter listed in the accompanying Notice of Annual Meeting of Stockholders except the election of Directors, who are elected by a plurality of the votes of the shares present in person or by proxy and entitled to vote. Abstentions and broker "non-votes" will be counted as present in determining whether the quorum requirement is satisfied. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal pursuant to discretionary authority or instructions from the beneficial owner, but does not vote on another proposal because the nominee has not received instruction from the beneficial owner, and does not have discretionary power. An abstention from voting by a stockholder on a proposal has the same effect as a vote "Against" such proposal. Broker "non-votes" are not counted for purposes of determining whether a proposal has been approved.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                AND MANAGEMENT

     The following table sets forth, as of March 1, 1997, certain information with respect to all stockholders known to Transcend to beneficially own more than five percent of the Company's Common Stock, and information with respect to Transcend Common Stock beneficially owned by each director of Transcend, each nominee, the executive officers included in the Summary Compensation Table set forth under the caption "Executive Compensation" and all directors and executive officers of Transcend as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the Common Stock owned by them.

                                                           AMOUNT AND
                                                            NATURE OF
       NAME AND ADDRESS                                     BENEFICIAL                PERCENT OF
       OF BENEFICIAL OWNER                                 OWNERSHIP/(1)/              CLASS/(1)/
       -------------------                                 --------------            ---------------
  Gerdes Huff Investments............................       3,500,001/(2)/                17.953%
  3353 Peachtree Road, N.E, Suite 1030
  Atlanta, Georgia 30326

  Donald L. Lucas....................................         532,145/(3)/                 2.729%

  Larry G. Gerdes....................................       4,688,001/(4)/                24.047%
  3353 Peachtree Road, N.E, Suite 1000
  Atlanta, Georgia 30326

  George B. Caldwell.................................         112,767/(5)/                     *%

  Walter S. Huff, Jr.................................       4,824,765/(6)/                24.748%
  3353 Peachtree Road, N.E, Suite 1000
  Atlanta, Georgia 30326

  Charles E. Thoele..................................          64,180/(7)/                     *%

  Julian L. Cohen....................................          32,034/(8)/                     *%

  G. Scott Dillon....................................           7,750/(9)/                     *%

  David W. Murphy....................................         31,146/(10)/                     *%

  All Directors and Officers as a group (8 persons)..      6,760,753/(11)/                34.679%

-------------------
*   Represents less than 1%

/(1)/ "Beneficial Ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes shares of Common Stock underlying options and warrants to purchase Common Stock which are exercisable within sixty days of the date hereof. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. The percentages are based upon 19,495,202 shares outstanding as of March 1, 1997, except for certain parties who hold presently exercisable options or warrants to purchase Common Stock. The percentages for those parties who hold presently exercisable options or warrants are based upon the sum of 19,495,202 shares plus the number of shares subject to presently exercisable options or warrants held by them, as indicated in the following notes. Unless otherwise indicated, each person has sole voting and dispositive power with respect to all shares listed opposite his name.

/(2)/ Such shares are owned of record by Gerdes Huff Investments, a general partnership the sole general partners of which are Messrs. Gerdes and Huff. As a result, each of Messrs. Gerdes and Huff are deemed the beneficial owner of all of such shares.

/(3)/ Includes 410,664 shares held by the Donald L. Lucas and Lygia S. Lucas Trust dated December 3, 1984, of which Mr. Donald L. Lucas is trustee; 35,000 shares held by the Donald L. Lucas Profit Sharing Trust of which Mr. Lucas is Successor Trustee; 21,481 shares held by the Donald L. Lucas Remuneration Account dated July 7, 1993 and 65,000 shares which Mr. Lucas has the right to acquire pursuant to presently exercisable stock options. Excludes certain shares and shares underlying warrants with respect to which Mr. Lucas disclaims beneficial ownership which were purchased by the Richard M. Lucas Cancer Foundation in the Company's private placement dated September 5, 1996 and 71,500 shares which may be acquired upon the conversion of an 8% Convertible Debenture also held by the Richard M. Lucas Cancer Foundation, of which Mr. Lucas is the Chairman.

/(4)/ Includes 3,500,001 shares held by Gerdes Huff Investments, a general partnership of which Mr. Gerdes is a general partner; 93,600 shares held by Mr. Gerdes' spouse; 94,155 shares held by Mr. Gerdes as custodian for his minor children; and 616,000 shares purchasable pursuant to presently exercisable stock options.

/(5)/ Includes 22,522 shares subject to presently exercisable warrants to purchase Common Stock and 16,000 shares which Mr. Caldwell has the right to acquire pursuant to presently exercisable stock options.

/(6)/ Includes 3,500,001 shares held by Gerdes Huff Investments, a general partnership of which Mr. Huff is a general partner; 62,650 shares held by Laumar Corporation which is wholly owned by Mr. Huff; 100,000 shares held by Laumar Investment Partnership which is wholly owned by Mr. Huff; 28,000 shares purchasable pursuant to presently exercisable options; 225,225 shares subject to presently exercisable warrants to purchase Common Stock and 56,300 shares held by the Larry G. Gerdes Trust of which Mr. Huff is the trustee. Excludes 57,200 shares with respect to which Mr. Huff disclaims beneficial ownership and which may be acquired upon the conversion of an 8% Convertible Debenture held by the Walter S. Huff, Jr. Charitable Foundation, of which Mr. Huff's adult children are trustees.

/(7)/ Includes 11,261 shares subject to presently exercisable warrants to purchase Common Stock and 28,000 shares purchasable pursuant to presently exercisable stock options.

/(8)/  Mr. Cohen's employment with the Company terminated in November, 1996.

/(9)/ Includes 250 shares held by Mr. Dillon as custodian for his minor children; 7,500 shares purchasable pursuant to presently exercisable options.

/(10)/ Includes 27,500 shares purchasable pursuant to presently exercisable options.

/(11)/ Includes 788,000 shares subject to presently exercisable stock options and 259,008 shares subject to presently exercisable warrants.

                                AGENDA ITEM ONE
                             ELECTION OF DIRECTORS

     The Bylaws of Transcend currently provide that the Board of Directors shall consist of not less than one director, subject to increase or decrease in such number within legal limits by action of the Board of Directors or stockholders. There are presently five directors. Each of the nominees presently serves as a director of Transcend. Directors shall be elected to serve until the next annual meeting of stockholders or until their successors are elected and qualified.

     Each of the nominees has consented to being named in this Proxy Statement and to serve as a director of the Company if elected. In the event that any nominee withdraws, or for any reason is unable to serve as a director, the proxies will be voted for such other person as may be designated by the Board of Directors as substitute nominee, but in no event will proxies be voted for more than five nominees. Management of the Company has no reason to believe that any nominee will not continue to be a candidate or will not serve if elected.

     Each of the following persons has been nominated by management for election to the Board of Directors to succeed themselves for a term of one year and until their successors are elected and qualified:

DONALD L. LUCAS................    Mr. Lucas (age 67) has served as a director
                                   of the Company since December 1985 and has served as Chairman since August 1989. Mr.
                                   Lucas has been a venture capitalist for more than 25 years. Mr. Lucas also serves on the boards of directors of Amata Communications
                                   Corporation; Cadence Design Systems, Inc.;
                                   Coulter Pharmaceutical, Inc.; Macromedia,
                                   Inc.; Oracle Corporation; Racotek, Inc. and
                                   Tricord Systems, Inc.

LARRY G. GERDES................    Mr. Gerdes (age 48) has served as a director
                                   of the Company since June 1985 and as its President and Chief Executive Officer since
                                   May 1993. From 1991 to 1993, Mr. Gerdes was a private investor and from May 1992 until the Merger Mr. Gerdes was the Chairman of the Board of Directors of the former Transcend
                                   Services, Inc. For the five years prior to 1991, Mr. Gerdes held various executive positions with HBO & Company, a provider of information services to the healthcare industry, including Chief Financial Officer and Executive Vice President. Mr. Gerdes also serves as a Director of and Aksys, Ltd. and Delphi Information Systems, Inc.

GEORGE B. CALDWELL.............    Mr. Caldwell (age 66)is presently the
                                   Chairman of The Collier Company, a healthcare consulting company in Park Ridge, Illinois.
                                   He served as President and Chief Executive
                                   Officer and President Emeritus of the
                                   Lutheran General Health Care System in Park
                                   Ridge, Illinois, from 1979 to 1995. Prior to
                                   1979, Mr. Caldwell served as the President and Chief Executive Officer of The Greater
                                   Southeast Community Hospital Foundation of
                                   Washington, D. C., and as President and Chief
                                   Executive Officer of Lake Forest Hospital,
                                   Lake Forest, Illinois. Mr. Caldwell is
                                   presently Chairman of The Hunter Group and a Director and Chairman of the Executive
                                   Committee of MMI Companies.

WALTER S. HUFF, JR. ...........    Mr. Huff (age 62) has served as a director of
                                   the Company since October 1993. Mr. Huff was the founder of HBO & Company, a provider of information services to the healthcare industry and served as its Chairman from 1974 until 1990 and Chief Executive Officer from
                                   1974 to 1984 and from 1986 until 1989. Since
                                   1990, Mr. Huff has been a private investor.

CHARLES E. THOELE..............    Mr. Thoele (age 61) has served as a director
                                   of the Company since October 1993. Mr. Thoele has been a consultant to Sisters of Mercy
                                   Health Systems since February 1991. From 1986 to February 1991, he served as a director and the Chief Operating Officer of Sisters of
                                   Mercy Health Systems. Mr. Thoele is currently
                                   Chairman of the Catholic Hospital
                                   Association. Mr. Thoele is also a Director of HBO & Company.

No director or executive officer of Transcend is related to any other director or executive officer of Transcend.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE NOMINEES.

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors and greater than 10% stockholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the year ended December 31, 1996, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with except Todd Mann, an executive officer of the Company, failed to file his Initial Statement of Beneficial Ownership of Securities on Form 3 within ten days of becoming an executive officer of the Company.

     Although it is not the Company's obligation to make filings pursuant to
Section 16 of the Securities Exchange Act of 1934, the Company has adopted a policy requiring all Section 16 reporting persons to report monthly to the Assistant Secretary of the Company as to whether any transactions in the Company's securities occurred during the previous month.

        MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Company's Board of Directors has two standing committees - the Audit and Finance Committee and the Stock Option and Compensation Committee. The Board of Directors does not have a standing nominating committee, such function being reserved to the full Board of Directors. The Audit and Finance Committee (the "Audit Committee") of the Board of Directors, comprised of Messrs. Lucas and Huff, reviews Transcend's audit procedures and reports from Transcend's independent public accountants. The Stock Option and Compensation Committee (the "Compensation Committee"), comprised of Messrs. Huff and Thoele, acts as administrator of Transcend's stock option plan and makes recommendations concerning the establishment of additional employee benefit plans and compensation for Transcend's executive officers. The Audit and Finance Committee held two meetings in the twelve months ended December 31, 1996. The Stock Option and Compensation Committee held two meetings in the twelve months ended December 31, 1996.

     The Board of Directors held six meetings and acted by Unanimous Consent on fifteen occasions during the twelve months ended December 31, 1996. During fiscal 1996, all directors attended at least 75% of the total number of meetings of the Board of Directors and committees on which he served.

                              EXECUTIVE OFFICERS

     The executive officers of the Company are as follows:

     NAME                                   AGE        POSITION WITH THE COMPANY
     ----                                   ---        ----------------------------------------------------------
Larry G. Gerdes..................            48        President, Chief Executive Officer and Director
G. Scott Dillon..................            46        Executive Vice President Outsourcing Services
Todd S. Mann                                 43        Executive Vice President Services Group;
                                                       President and CEO Sullivan Health Management Services,
                                                       Inc.
David W. Murphy..................            39        Executive Vice President Finance, Chief Financial Officer,
                                                       Secretary and Treasurer

     Executive officers are chosen by and serve at the discretion of the Board of Directors of the Company. Executive officers will devote their full time to the affairs of the Company. See "Election of Directors" for information with respect to Larry G. Gerdes.

     MR. DILLON has served as the Company's Executive Vice President Outsourcing Services since December 1996 and prior to that served as Chief Development Officer since September 1995. From September 1992 to August 1995, Mr. Dillon served as Executive Vice President and Chief Development Officer for Coastal Physician Services. Prior to Coastal Physician Services, Mr. Dillon served as Executive Vice President and Chief Operating Officer of the Fisher Mangold Group from January 1991 to September 1992. Mr. Dillon's 17 years in the healthcare industry also includes his service in various senior sales and marketing positions with ARAMARK, Inc., EmCare Holdings and the Patient Care Products division of Proctor and Gamble. Mr. Dillon is active in various professional organizations including, the American Hospital Association, the Healthcare Financial Management Association and the Center for Health Information Management.

     MR. MANN joined the Company in August 1996 as President and CEO of its Sullivan Health Management Services division. In December 1996, he was named Executive Vice President Services Group of Transcend with added responsibilities for its consulting services, inclusive of its Data Delivery Center initiative. From 1985 until joining Transcend, Mr. Mann served as Senior Vice President of International Banking Technologies, which is recognized as creating the concept of placing full-service bank branches in supermarkets, an $80.0 million company Mr. Mann helped start in 1985.

     MR. MURPHY has served as the Company's Executive Vice President Finance and Chief Financial Officer since December 1996 and prior to that served as Chief Financial Officer since May 1995. Mr. Murphy joined the Company in September 1994 as Vice-President of Acquisitions. Prior to joining the Company, Mr. Murphy was a founder and General Partner of an investment company and served in various financial, operating and mergers and acquisition positions with companies such as Hutchinson SA (France), First Boston and International Paper Company.

                            EXECUTIVE COMPENSATION

     The table below provides certain summary information for the fiscal years ended December 31, 1996, 1995 and 1994 concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and the other executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 1996 (the "Named Executive Officers.")


                          SUMMARY COMPENSATION TABLE

                                                                                                     LONG-TERM
                                                                                                   COMPENSATION
                                                                                                    SECURITIES
                                                       ANNUAL COMPENSATION                          UNDERLYING
                                                  ---------------------------------------
NAME AND PRINCIPAL POSITION                      YEAR(1)         SALARY($)        BONUS($)         OPTIONS/SAR'S(#)
---------------------------                      -------         ---------        --------         -----------------
Larry G. Gerdes........................             1996           $210,115     $     --                   --
 President and Chief Executive                      1995            205,376           --                   --
 Officer                                            1994            116,700           --                   --

Julian L. Cohen (2)....................             1996           $205,000           --                   --
 Chief Operating Officer                            1995            193,756           --               45,000
                                                    1994            $39,600           --              100,000

G. Scott Dillon (3)....................             1996           $191,932           --                   --
 Executive Vice President Outsourcing..             1995             59,599           --               60,000
 Services                                           1994                 --           --                   --

David W. Murphy........................             1996           $120,000     $     --                   --
 Executive Vice President Finance,                  1995            100,130       22,675               40,000
 Chief Financial Officer,                           1994             28,385           --               20,000
 Treasurer and Secretary

--------
(1) The fiscal year ended December 31, 1994 was for a seven month period.
(2)  Mr. Cohen's employment with the Company was terminated in November 1996.
(3) The 1996 compensation listed includes $32,182 in commissions paid based on achieving certain 1996 sales objectives.

COMPENSATION OF DIRECTORS

     The Board commenced paying cash fees to directors who are not executive officers of Transcend in fiscal 1996 in the amount of $8,000 per annum. In addition, each person who first becomes a non-employee director is granted, as of the date such person becomes a director of Transcend, an option to purchase 10,000 shares of Transcend's Common Stock. Each non-employee director also will be granted an option to purchase 6,000 shares of the Transcend's Common Stock, except the Chairman who will be granted an option to purchase 9,000 shares, upon election or re-election at the annual stockholders' meeting provided they have served on the board a minimum of six months.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors is currently comprised of Walter S. Huff, Jr. and Charles E. Thoele. None of the members of the Compensation Committee served as an officer or employee of the Company or any of its subsidiaries during fiscal 1996.

     On September 5, 1996, the Company raised $2.4 million in a private placement of Common Stock and warrants to purchase Common Stock. A total of 522,000 shares of Common Stock were sold at a price of $4.44 per share and a total of 522,000 warrants were sold at a price of $0.25 per warrant to 20 investors. Certain Directors of the Company and parties affiliated with Directors of the Company purchased shares and warrants in this offering including Walter S. Huff, Jr. who purchased 225,225 shares and warrants to purchase an additional 225,225 shares and Charles E. Thoele who purchased 11,261 shares and warrants to purchase an additional 11,261 shares. The $4.44 price represents the ten day average of the closing price of the Company's Common Stock prior to the board meeting approving the private placement. The securities issued in the private placement were issued in reliance on certain exemptions from registration under federal and state securities laws. The warrants have a five-year term and are exercisable at a price of $4.44 per share, are redeemable by the Company at any time with thirty days notice (during which time the holder may exercise the warrants) at an exercise price of $4.44 and are non-transferrable. The shares of Common Stock underlying the warrants and the Common Stock issued in the private placement carry piggy-back registration rights, subject to certain limitations, in the event the Company proposes to register the sale of any of its securities for its own account or for the account of its shareholders.

STOCK OPTIONS

     No options were granted to the Named Executive Officers during fiscal 1996. The following table presents information regarding options exercised by the Named Executive Officers during fiscal 1996 and the value of options outstanding at December 31, 1996.

 AGGREGATED OPTION EXERCISES IN FISCAL 1996 AND FISCAL YEAR END OPTION VALUES

                                                                                     VALUE OF UNEXERCISED OPTIONS
                                                                                     ----------------------------
                                                                                          AT FISCAL YEAR END
                                                                                          ------------------

                                                                          NUMBER                            VALUE OF
                                                                       OF SECURITIES                     UNEXERCISED (1)
                                                                        UNDERLYING                    IN-THE-MONEY OPTIONS
                                  SHARES                                 EXERCISED                         AT FY-END ($)
                                 ACQUIRED         VALUE              OPTIONS AT FY-END                     IN-THE-MONEY
NAME                           ON EXERCISE      REALIZED         EXERCISABLE/UNEXERCISABLE          EXERCISABLE/UNEXERCISABLE
----                           ------------     ----------       -------------------------          -------------------------
Larry G. Gerdes............       100,000       $256,200                616,000 /   --                   $2,011,200/         --
Julian L. Cohen (2)........        63,500        341,800                     -- /   --                           --  /       --
G. Scott Dillon............         7,500         15,000                  7,500 /  45,000                $   13,125/   $ 78,750
David W. Murphy............            --             --                 20,000 /  40,000                $   56,875/   $103,125

--------
(1) Dollar values calculated by determining the difference between the fair market value of the underlying securities at December 31, 1996 ($5.25 per share) and the aggregate exercise price of the options.
(2) All unexercised options held by Mr. Cohen were canceled upon Mr. Cohen's departure from the Company in November, 1996.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     For information regarding transactions between the Company and either Walter S. Huff, Jr. or Charles E. Thoele, see "Executive Compensation -- Compensation Committee Interlocks and Insider Participation."

     In September 1994, the Company loaned the sum of $80,000 to Julian L. Cohen, the former Chief Operating Officer of the Company, which was used by Mr. Cohen to purchase his residence. The loan to Mr. Cohen was in the form of a promissory note for the principal sum of $80,000, bearing interest at 7-3/4% per annum, payable on each January 1, April 1, July 1 and October 1, commencing on January 1, 1995, with the principal due in one lump sum on September 30, 1999. The note was secured by Mr. Cohen's right to purchase shares of the Company's Common Stock pursuant to the Company's 1992 Stock Option Plan, as Amended and Restated, and the shares of Common Stock underlying such rights. On November 8, 1996, Mr. Cohen repaid the $80,000 outstanding through the exercise of 33,500 options. The Company waived the payment of interest on this Note.

     On September 5, 1996, the Company raised $2.4 million in a private placement of Common Stock and warrants to purchase Common Stock. A total of 522,000 shares of Common Stock were sold at a price of $4.44 per share and a total of 522,000 warrants were sold at a price of $0.25 per warrant to 20 investors. Certain Directors of the Company and parties affiliated with Directors of the Company purchased shares and warrants in this offering including George B. Caldwell who purchased 22,522 shares and warrants to purchase an additional 22,522 shares, and the Richard M. Lucas Cancer Foundation, of which Mr. Donald L. Lucas is Chairman, which purchased 50,675 shares and warrants to purchase an additional 50,675 shares. The $4.44 price represents the ten day average of the closing price of the Company's Common Stock prior to the board meeting approving the private placement. The securities issued in the private placement were issued in reliance on certain exemptions from registration under federal and state securities laws. The warrants have a five-year term and are exercisable at a price of $4.44 per share, are redeemable by the Company at any time with thirty days notice (during which time the holder may exercise the warrants) at an exercise price of $4.44 and are non-transferrable. The shares of Common Stock underlying the warrants and the Common Stock issued in the private placement carry piggy-back registration rights, subject to certain limitations, in the event the Company proposes to register the sale of any of its securities for its own account or for the account of its shareholders.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of Compensation Committee on Executive Compensation and the Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.


          REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

During fiscal 1996, the Compensation Committee of the Board of Directors was comprised of two non-employee members of the Board, Walter S. Huff, Jr. and Charles E. Thoele. The Compensation Committee establishes the general compensation policy for all executive officers of the Company and administers the incentive plans, including the 1992 Stock Option Plan, as Amended and Restated and the bonus program for executive officers. The Compensation Committee also is responsible for reviewing executive officer compensation levels and evaluating management performance. The discussion set forth below is a report submitted by the Compensation Committee regarding the Company's compensation policies and programs for executive officers for 1996.

COMPENSATION COMMITTEE PHILOSOPHY

     The Company's executive compensation program is designed to reward outstanding performance and results. The Compensation Committee believes the Company must pay competitively to attract, motivate and retain qualified executives. Moreover, in order to align their interest with the stockholders of the Company and maximize stockholder value, the Compensation Committee also believes that the Chief Executive Officer and the Company's other executive officers should be significantly influenced by Transcend's as well as individual performance.

     In support of this philosophy, the executive compensation program is designed to award performance that is directly relevant to the Company's short-term and long-term success. As such, the Company attempts to provide both short-term and long-term incentive compensation that varies based on corporate and individual performance.

     To accomplish these objectives, the Compensation Committee has structured the executive compensation program with three primary underlying components: base salary, performance incentives and long-term incentives (such as stock options). The following sections describe these elements of compensation and discuss how each component relates to the Company's overall compensation philosophy.

BASE SALARY PROGRAM

     The Company's base salary program is based on a philosophy of providing base pay levels that are competitive with similarly situated companies in the healthcare industry. The Company periodically reviews its executive pay levels to assure consistencies with the external market. Annual salary adjustments are based on several factors including the general level of market salary increases, individual performance and long-term value to the Company, competitive base salary levels and the Company's overall financial and operating results.

PERFORMANCE BONUSES

     Performance bonuses are intended to (i) reward executive officers based on Company and individual performance, (ii) motivate executive officers, and (iii) provide pay-for-performance cash compensation opportunities to executive officers of the Company. Accordingly, a portion of the executives' compensation is contingent upon corporate performance and adjusted where appropriate, based on an executive's performance against personal performance objectives. In 1996, all of the executive officers of the Company were eligible for bonuses; however, in light of the Company's overall performance, no bonuses were awarded to the executive officers during fiscal 1996.

LONG-TERM INCENTIVES

     Long-term incentives are designed to focus the efforts of executive officers on the long-term goals of the Company and to maximize total return to the stockholders of the Company. The Compensation Committee has relied solely on stock option awards to provide long-term incentive opportunities. Stock options align the interest of executive officers with the stockholders of the Company by providing value to the executive officers through stock price appreciation only. Stock options issued by the Company generally have a ten year term before expiration, are exercisable over a number of years from the date of grant and executives must be employed by the Company at the time of vesting in order to exercise the options. The Compensation Committee believes that dependence on stock options for a portion of executives' compensation more closely aligns such executives' interests with those of the Company's stockholders, since the ultimate value of such compensation is linked directly to stock price.

FISCAL 1996 ACTIONS

     The compensation for the Chief Executive Officer for fiscal 1996 was determined in the manner described above and no particular quantitative measures were used by the Compensation Committee in determining his compensation except as so described.

     In fiscal 1996 none of the executive officers of the Company, except for Mr. Mann, were granted any additional stock option awards. Upon his joining the Company in August, 1996, Mr. Mann was granted an option to purchase 40,000 shares of Common Stock as part of his compensation package. The number of options granted was initially determined by negotiation with Mr. Gerdes and was approved by the Compensation Committee. The stock options were granted at fair market value on the date of grant.

     The Compensation Committee continually evaluates the Company's compensation policies and procedures with respect to executives. Although the Compensation Committee believes that current compensation policies have been successful in aligning the financial interests of executive officers with those of the Company's stockholders and with Company performance, it continues to examine what modifications, if any, should be implemented to further link executive compensation with both individual and Company performance.

                                 Walter S. Huff, Jr.
                                 Charles E. Thoele

                     STOCKHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Nasdaq Composite Index and the Nasdaq Health Services Index for the period commencing on December 31, 1991 and ending December 31, 1996. The graph assumes that the value of the investment in the Company's Common Stock in each index was $100 on December 31, 1991. The Company has not paid any cash dividends.


               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

Prepared by the Center for Research in Security Prices

                             [GRAPH APPEARS HERE]

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
          AMONG     TRANSCEND      NASDAQ INDEX   AND      NASDAQ    INDEX
                    ---------      ------                  ------
                    SERVICES       STOCKMARKET              HEALTH SERVICES
                      INC

Measurement period       TRANSCEND           NASDAQ STOCK        NASDAQ HEALTH
                         ---------           ------------        -------------
(Fiscal year Covered)                        Index               Index
---------------------    ---------           ------------        -------------
Measurement PT -
12/31/91                 $ 100               $ 100               $ 100
                           -----              ------              ------
FYE 12/31/92             $  28.6             $ 116.4             $ 103.6
                           -----              ------              ------
FYE 12.31.93             $  24.0             $ 133.6             $ 119.5
                           -----              ------              ------
FYE 12/31/94             $  13.0             $ 130.6             $ 128.2
                           -----              ------              ------
FYE 12/31/95             $  44.2             $ 184.7             $ 162.9
                           -----              ------              ------
FYE 12/31/96             $  40.4             $ 227.2             $ 163.1
                           -----              ------              ------


NOTES
     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
     B. The indexes are reweighed daily, using the market capitalization on the previous trading day.
     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
     D. The index level for all series was set to $100.00 on December 31, 1991.

                                AGENDA ITEM TWO
                   PROPOSAL TO AMEND 1992 STOCK OPTION PLAN

     In March 1992, the Company adopted the 1992 Stock Option Plan, as Amended and Restated (the "Plan"). The primary purpose of the Plan is to advance the interests of the Company and its stockholders by affording selected employees and directors who are not employed by the Company ("Non-Employee Directors") an opportunity to acquire or increase their proprietary interests in the Company through the grant of stock options. Under the Plan, the Company may grant both incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and nonqualified stock options.

     There are currently approximately 750 employees and four Non-Employee Directors eligible for participation in the Plan. As of March 27, 1997, the market value of the Common Stock of the Company underlying the options which may be granted under the Plan was $4.50 per share.

     As of March 26, 1997, the Company had outstanding options to purchase shares of Common Stock pursuant to the Plan as follows: (i) Larry G. Gerdes (President and Chief Executive Officer): 616,000 shares ; (ii) G. Scott Dillon (Executive Vice President Outsourcing): 77,500 shares; (iii) David W. Murphy (Executive Vice President Finance, Chief Financial Officer, Treasurer and Secretary): 70,000 shares; (iv) Todd S. Mann (Executive Vice President Services Group; President and Chief Executive Officer of Sullivan Health Management Services, Inc.): 40,000 shares; (v) all current executive officers as a group:
803,500 shares; (vi) all current directors who are not executive officers as a group: 137,000 shares; (vii) each nominee for election as a director (Larry G.
Gerdes: 616,000 shares; Donald L. Lucas: 65,000 shares; George B. Caldwell:
16,000 shares; Walter S. Huff, Jr.: 28,000 shares; and Charles E. Thoele: 28,000 shares) and (viii) all employees, including all current officers who are not executive officers, as a group: 159,680 shares.

THE PROPOSED AMENDMENTS

     Class of Persons Eligible to Participate in the Plan.  On March 11, 1997,
     ----------------------------------------------------
the Board of Directors of the Company adopted an amendment to the Plan to expand the classification of persons eligible for the grant of options thereunder to include consultants and advisors rendering services to the Company as the committee administering the Plan shall determine from time to time. The proposed expansion of the class of persons eligible to receive options under the Plan will allow the Company to provide compensation in the form of stock options, in lieu of cash, to consultants and advisors provided that the Committee determines that bona fide services are rendered by such persons. As of the date of this Proxy Statement, no options have been granted, subject to stockholder approval of the proposed amendments, to any consultants or advisors.

     Plan Administration Committee.  In order to conform the Plan to amendments
     -----------------------------
made to Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Act"), the proposed amendments to the Plan would require the committee administering the Plan to include no fewer than two (2) members of the Board of Directors, each of whom are "Non-Employee Directors" within the meaning of Rule 16b-3 under the Act, thereby qualifying grants made pursuant to the Plan under Rule 16b-3 of the Act. Rule 16b-3 provides that the award of an equity security of an issuer pursuant to a transaction which is qualified under Rule 16b-3 is exempt from the short swing trading liability of Section 16(b) of the Act.
Section 16(b) provides, in pertinent part, that in order to prevent the unfair use of information which may have been obtained by a director, an officer (which term is more specifically defined in the regulations), or any person who owns more than 10% of the equity securities of an issuer whose securities are registered under Section 12 of the Act, any profit realized by such a person from any purchase and sale, or any sale and purchase, of any equity security of such issuer within any period of less than six months shall inure to and be recoverable by the issuer, irrespective of any intention on the part of such director, officer or 10% stockholder. The proposed amendment to the Plan is intended to ensure that grants and awards under the Plan continue to qualify for exemptive treatment under Section 16(b).

     Previously, in order for a plan that is administered by a committee to qualify under Rule 16b-3, the committee was required to be made up of two or more "disinterested persons," where a disinterested person generally included an individual that had not, except in certain limited circumstances, during the one year prior to service as an administrator of a plan, been granted or awarded equity securities pursuant to any plan of the Company. Rule 16b-3 has been amended, however, requiring that when a plan is administered by a committee, for transactions to qualify under Rule

16b-3, the persons administering the Plan must be "Non-Employee Directors." The term "Non-Employee Directors" (which term is more specifically defined in the regulations) generally includes a director who is not an officer of, or otherwise currently employed by the Company, does not receive greater than a certain amount of compensation for services rendered as a consultant or in any capacity other than as a director and is not a party to certain business relationships or transactions with the Company. Accordingly, the proposed amendments to the Plan would clarify that the committee administering the plan is to be made up of Non-Employee Directors and that the definition of a Non-Employee Director, as it relates to members of the committee, shall have the meaning set forth in Rule 16b-3 under the Act.

     The proposed amendments to the Plan also permit the Board of Directors of the Company to administer the Plan in the event that the Committee consists of individuals who do not satisfy the definition of a "Non-Employee Director." Prior to the proposed amendments, the Board of Directors was permitted to administer the Plan only in the event that the Board consisted of two or fewer members or if the Board did not appoint a Committee. The proposed amendment would ensure that the Plan has an administering body by enabling the Board of Directors of the Company to administer the Plan in the event that the members of the Committee do not qualify as "Non-Employee Directors" within the meaning of Rule 16b-3.

     A copy of the proposed amendments to the Plan are attached to this Proxy Statement as Exhibit A and are incorporated herein by reference. The Board of Directors of the Company recommends that stockholders vote FOR the foregoing amendments. The amendments must be approved by a majority of all votes present at the meeting and entitled to vote on the matter.

DESCRIPTION OF THE PLAN

     General.  The Plan is administered by the Stock Option and Compensation
     -------
Committee (the "Compensation Committee") of the Board of Directors. The maximum number of shares of Common Stock reserved and made available for sale under the Plan is 2,000,000, although the Plan provides for adjustment of the number of shares issuable thereunder in certain events such as mergers, consolidations, recapitalizations, stock splits, stock dividends and similar events. In the event of dissolution or liquidation of the Company or a merger or combination in which the Company is not a surviving corporation (other than with a wholly owned subsidiary), each option granted under the Plan shall terminate but the optionee shall have the right immediately prior thereto to exercise his option to the extent it is then presently exercisable.

     The Board may at any time, upon recommendation of the Compensation Committee, terminate the Plan. The Board may also amend the Plan, provided, however, that without approval of the stockholders of the Company, the Board may not adopt any amendment which would (i) increase the number of shares issuable pursuant to the Plan (except as contemplated in the immediately preceding paragraph); (ii) materially increase the benefits accruing to participants in the Plan; or (iii) materially modify the requirements as to eligibility to participate in the Plan. Notwithstanding the foregoing, the Board shall not terminate, amend or modify the Plan in any manner so as to affect the price of shares subject to an option without the consent of the optionee.

     No option is transferable otherwise than by will or the laws of descent and distribution. During the lifetime of an optionee, an option is exercisable only by the optionee.

     Options are exercisable upon notice of exercise and payment in full of the option exercise price in cash. In addition, to the extent provided in the stock option agreement, in lieu of cash, the optionee may deliver shares of Common Stock owned by him having a fair market value equal to the option exercise price or a combination of cash and shares.

     Employee Options.  Under the terms of the Plan, the Compensation Committee
     ----------------
may determine the employees to whom options will be granted, the time or times of exercise, the number of shares subject to an option and the terms and conditions of each stock option agreement. The Compensation Committee has authority to interpret the Plan with respect to employee options.

     The Compensation Committee also determines whether an option is an incentive stock option or a nonqualified stock option. The price per share of stock subject to an incentive stock option must equal the fair market value thereof on the date of grant. The price per share of stock subject to a nonqualified stock option shall be determined by the Compensation Committee and may be less than fair market value. The exercise period for an incentive stock option cannot exceed ten years, while there is no limitation with respect to nonqualified stock options. The Compensation Committee cannot grant an incentive stock option to any person who owns at least 10% of the outstanding Common Stock unless the price is 110% of fair market value and the option expires within five years.

     In the event of termination by reason of death or disability, an option may be exercised, to the extent exercisable at the time of death or disability, by the optionee or his legatees or personal representatives within twelve months following such termination. In all other events of termination, the Plan provides that the option may be exercised beyond such date only to the extent provided in the stock option agreement but not beyond the earlier of the expiration date of the option or twelve months from the date of termination.

     Non-Employee Director Options.  The Plan provides for non-discretionary or
     -----------------------------
automatic grants of options to Non-Employee Directors. Each Non-Employee Director serving on the Board on the effective date of the Plan, March 16, 1992, received an option to purchase 10,000 shares of Common Stock, except that the Chairman of the Board received an option to purchase 20,000 shares. Each Non-Employee Director appointed or newly elected to the Board in the future will also receive an option to purchase 10,000 shares. In addition, on the date of each annual meeting of stockholders of the Company, each Non-Employee Director elected to the Board who has served on the Board for at least six months prior thereto will receive an option to purchase 6,000 shares except for the Chairman who shall receive an option to purchase 9,000 shares. The price of Common Stock subject to a Non-Employee Director option is the fair market value on the date of grant, except that the price of Common Stock subject to options granted on March 16, 1992 was the fair market value on October 14, 1992, the date the Plan was approved by the stockholders of the Company.

     Each Non-Employee Director option must conform to the provisions of the Plan. Non-Employee Director options become exercisable six months from the date of grant and expire ten years from the date of grant. In the event a Non-Employee Director terminates membership on the Board for any reason, an option held by him may be exercised until the earlier of the expiration of the option or twelve months from the date of termination.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options.  All incentive stock options granted or to be
     -----------------------
granted under the Plan which are designated as incentive stock options are intended to be incentive stock options as defined in Section 422 of the Code.

     Under the provisions of Section 422, neither the holder of an incentive stock option nor the Company will recognize income, gain, deduction or loss upon the grant or exercise of an incentive stock option. An optionee will be taxed only when the stock acquired upon exercise of his or her incentive stock option is sold or otherwise disposed of in a taxable transaction. If at the time of such sale or disposition the optionee has held the shares for the required holding period (two years from the date the option was granted and one year from the date of the transfer of the shares to the optionee), the optionee will recognize long-term capital gain or loss, as the case may be, based upon the difference between his or her exercise price and the net proceeds of the sale. However, if the optionee disposes of the shares before the end of such holding period, the optionee will recognize ordinary income on such disposition in an amount equal to the lesser of:

     (a)  the gain on the sale or other disposition; or

     (b) the amount by which the fair market value of the shares on the date of exercise exceeded the option exercise price, with any excess gain being capital gain, long-term or short-term, depending on whether or not the shares had previously been held for more than one year on the date of sale or other taxable disposition.

     The foregoing discussion and the reference to capital gain or loss treatment therein assume that the option shares are a capital asset in the hands of the optionee. A sale or other disposition which results in the recognition of ordinary income to the optionee will also result in a corresponding income tax deduction for the Company.

     The Plan permits an optionee to pay all or part of the purchase price for shares acquired pursuant to exercise of an incentive stock option by transferring to the Company other shares of the Company's Common Stock owned by the optionee. Section 422 of the Code provides that an option will continue to be treated as an incentive stock option even if an optionee exercises such incentive stock option with previously acquired stock of the corporation granting the option. Accordingly, except as noted below with respect to certain "statutory option stock," an optionee who exercises an incentive stock option in whole or in part by transferring to the Company shares of the Company's Common Stock will recognize no gain or loss upon such exercise. The optionee's basis in the shares so acquired will be equal to the optionee's cost basis in the shares surrendered (plus, in the case of payment of the purchase price in a combination of cash and surrendered shares, the amount of any cash paid).

     Section 424(c)(3) of the Code provides that if "statutory option stock" is transferred in connection with the exercise of an incentive stock option, and if the holding period requirements under Section 422(a)(1) of the Code are not met with respect to such statutory option stock before such transfer, then ordinary income will be recognized as a result of the transfer of statutory option stock. However, the incentive stock option stock acquired through the exchange of statutory option stock will still qualify for favorable tax treatment under
Section 422 of the Code.

     Incentive stock options offer two principal tax benefits: (1) the possibility of converting ordinary income into capital gain to the extent of the excess of fair market value over option price at the time of exercise, and (2) the deferral of recognition of gain until disposition of the stock acquired upon the exercise of the option.

     At present, the maximum tax rate on capital gains is 28%, while the maximum tax rate on ordinary income is 39.6%. Thus, the conversion of ordinary income into capital gain produces some tax benefit for certain taxpayers. However, the benefit of income deferral generally provided by incentive stock options is reduced for some taxpayers since the excess of the fair market value of shares acquired through the exercise of an incentive stock option over the exercise price is taken into account in computing an individual taxpayer's alternative minimum taxable income. Thus, the exercise of an incentive stock option could result in the imposition of an alternative minimum tax liability.

     In general, an option granted under the Plan which is designated as an incentive stock option will be taxed as described above. However, in some circumstances an option which is designated as an incentive stock option will be treated as a nonqualified stock option and the holder taxed accordingly. For example, a change in the terms of an option which gives the employee additional benefits may be treated as the grant of a new option. Unless all the criteria for treatment as an incentive stock option are met on the date the "new option" is considered granted (such as the requirement that the exercise price of the option be not less than the fair market value of the stock as of the date of the grant), the option will be treated and taxed as a nonqualified stock option.

     Nonqualified Stock Options.  All options granted or to be granted under the
     --------------------------
Plan which do not qualify as incentive stock options are non-statutory options not entitled to special tax treatment under Section 422 of the Code.

     A participant in the Plan will recognize taxable income upon the grant of a nonqualified stock option only if such option has a readily ascertainable fair market value as of the date of the grant. In such a case, the recipient will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option as of such date over the price, if any, paid for such option. No income would then be recognized on the exercise of the option, and when the shares obtained through the exercise of the option are disposed of in a taxable transaction, the resulting gain or loss would be capital gain or loss (assuming the shares are a capital asset in the hands of the optionee). However, under the applicable Treasury Regulations, the nonqualified stock options issued under the Plan will not have a readily ascertainable fair market value unless at the time such options are granted similar options of the Company are actively traded on an established market. The Company presently has no such actively traded options.

     Upon the exercise of a non-statutory option not having a readily ascertainable fair market value, the optionee recognizes ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price for those shares. The Company is not entitled to an income tax deduction with respect to the grant of a non-statutory stock option or the sale of stock acquired pursuant thereto. The Company generally is permitted a deduction equal to the amount of ordinary income the optionee is required to recognize as a result of the exercise of a non-statutory stock option.

     The Plan permits the Compensation Committee to allow an optionee to pay all or part of the purchase price for shares acquired pursuant to an exercise of a non-statutory option by transferring to the Company other shares of the Company's Common Stock owned by the optionee. If an optionee exchanges previously acquired Common Stock pursuant to the exercise of a nonqualified stock option, the Internal Revenue Service has ruled that the optionee will not be taxed on the unrealized appreciation of the shares surrendered in the exchange. In other words, the optionee is not taxed on the difference between his or her cost basis for the old shares and their fair market value on the date of the exchange, even though the previously acquired shares are valued at the current market price for purposes of paying all or part of the option price.

     General.  The Plan is not qualified under Section 401(a) of the Code and is
     -------
not subject to the provisions of the Employee Retirement Income Security Act of 1974.

     The preceding discussion is based upon federal tax laws and regulations in effect on the date of this Proxy Statement, which are subject to change, and upon an interpretation of the statutory provisions of the Code, its legislative history and related income tax regulations. Furthermore, the foregoing is only a general discussion of the federal income tax consequences of the Plan and does not purport to be a complete description of all federal income tax aspects of the Plan. Option holders may also be subject to state and local taxes in connection with the grant or exercise of options granted under the Plan and the sale or other disposition of shares acquired upon exercise of the options. Each individual receiving a grant of options should consult with his or her personal tax advisor regarding federal, state and local consequences of participating in the Plan.

                               AGENDA ITEM THREE
                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP has served as the independent public accountants for the fiscal year ended December 31, 1996, and upon the recommendation of the Audit Committee, the Transcend Board has selected Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1997. The Board of Directors recommends that such appointment be ratified.

     Representatives of Arthur Andersen LLP are expected to be present at the meeting and shall have the opportunity to make a statement, if they desire to do so, and respond to appropriate questions.

                           PROPOSALS BY STOCKHOLDERS

     Proposals by stockholders intended to be presented at the 1998 Transcend annual meeting (to be held in the Spring of 1998) must be forwarded in writing and received at the principal executive office of Transcend no later than December 1, 1997 directed to the attention of the Secretary, for consideration for inclusion in the Transcend's proxy statement for the annual meeting of
stockholders to be held in 1998.   Any such proposals must comply in all
respects with the rules and regulations of the Securities and Exchange
Commission.

                          ANNUAL REPORT ON FORM 10-K

     Additional information concerning the Company, including financial statements of the Company, is provided in the Company's Form 10-K for the fiscal year ended December 31, 1996, that accompanies this Proxy Statement. Copies of exhibits and basic documents filed with the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission, are available to stockholders who make written request therefor to the Company's Secretary, 3353 Peachtree Road, N.E., Suite 1000, Atlanta, Georgia 30326.

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting. If any other matter should come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matter in accordance with their best judgment of what is in the best interests of the Company.



                                    By Order of the Board of Directors


                                    Donald L. Lucas, Chairman of the Board



Atlanta, Georgia
March 31, 1997

                                                                       EXHIBIT A


                                AMENDMENT NO. 3
                1992 STOCK OPTION PLAN, AS AMENDED AND RESTATED

                           TRANSCEND SERVICES, INC.


     WHEREAS, the Board of Directors of Transcend Services, Inc. (the "Corporation") has previously adopted, and the stockholders of the Corporation have approved, the 1992 Stock Option Plan, as Amended and Restated (the "Plan"), pursuant to which options to purchase stock of the Corporation may be issued to eligible directors and employees of the Corporation;

     WHEREAS, the Board of Directors of the Corporation deems it desirable to amend the Plan so as to expand the class of persons eligible for the granting of options under the Plan to include consultants and advisors; and

     WHEREAS, the Board of Directors of the Corporation deems it desirable to further amend the Plan so as to conform the Plan to recent amendments made to Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

     NOW, THEREFORE, the Plan is amended upon the terms, and subject to the conditions, set forth herein:

                                  ARTICLE I.

                              Amendments to Plan

     1.1 Paragraph (d) of Section 1.1 of the Plan shall be amended by deleting paragraph (d) in its entirety and substituting the following new paragraph therefore:

          "Committee" shall mean a committee designated by the Board, which shall consist of no fewer than two members of the Board, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Should the Board consist of only two or fewer than two members or should the Committee at any time consist of an individual who does not meet the definition of a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended or if the Board should not designate the Committee, the references herein to the Committee shall be deemed to mean the Board."

     1.2 Paragraph (h) of Section 1.1 of the Plan shall be amended by adding the following sentence immediately following the first sentence:

          "Solely as it relates to participation in this Plan, the term "Employee" shall also include consultants, and advisors as determined from time to time by the Committee provided that bona fide services shall be rendered to the Company or its Subsidiaries by such consultants and advisors and such services may not be in connection with the offer or sale of securities in a capital-raising transaction."

     1.3 Paragraph (k) of Section 1.1 of the Plan shall be amended by adding the following new sentence immediately following the first sentence:

          "As it relates to members of the Committee as such term is defined in this Section 1.1, the term "Non-Employee Director" shall have the meaning set forth in Rule 16b-3 under the Securities Exchange Act of 1934, as amended."

                                  ARTICLE II.

                         Effective Date of Amendments

     2.1 The amendments effected hereby shall be effective for options granted under the Plan on or after the date this amendment is approved by the Board of Directors of the Company, but subject to approval of a majority of the shares of Common Stock of the Company entitled to vote thereon and represented in person and by proxy at a meeting of stockholders at which a quorum is present. In the event stockholder approval of adoption of this amendment is not obtained within twelve months of the date this amendment is approved by the Board of Directors of the Company, then any option granted in the intervening period to consultants or advisors who are not otherwise officers, directors or employees of the Company or any subsidiary of the Company, shall be void.

--------------------------------------------------------------------------------

PROXY

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                          OF TRANSCEND SERVICES, INC.
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 29,1997


     The undersigned hereby appoints Larry G. Gerdes and David W. Murphy, or either of them, with full power of substitution as proxies and attorneys-in-fact, to represent and to vote, as designated on the reverse hereof, the common stock of the undersigned at the Annual Meeting of Stockholders of the Company to be held on April 29, 1997, at the Grand Hyatt, Atlanta, Georgia, at 10:00 a.m. and any adjournment thereof, on the matters set forth below:

1. To elect five Directors for a term of one year and until their successors are elected and qualified:
      [_]  FOR All Nominees Listed Below (except as instructed below).
           George B. Caldwell, Larry G. Gerdes, Walter S. Huff, Jr., Donald L. Lucas, Charles E. Thoele
      [_]  WITHHOLD AUTHORITY To vote for all Nominees listed below

           ___________________________________________________________

2. To approve certain amendments to the 1992 Stock Option Plan of Transcend Services, Inc., including the expansion of the class of eligible participants, as set forth in Appendix I to the Proxy Statement dated March 21, 1997.

       [_] FOR                [_] AGAINST          [_] ABSTAIN

3. To ratify the appointment of Arthur Andersen LLP as independent public accountants.

       [_] FOR                [_] AGAINST          [_] ABSTAIN

4. In their discretion, upon such other matter or matters as may properly come before the meeting or any adjournment thereof.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The shares represented by this proxy card will be voted as directed above. IF NO DIRECTION IS GIVEN AND THE PROXY CARD IS VALIDLY EXECUTED, THE SHARES WILL BE VOTED FOR ALL LISTED PROPOSALS. IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                                               _________________________________
                                               Signature of Stockholder

                                               _________________________________
                                               Signature of Stockholder

                                               Dated: __________________________

                                               IMPORTANT: Sign exactly as your
                                               name appears above. Give full
                                               title of executor, administrator,
                                               trustee, guardian, etc. Joint
                                               owners should each sign
                                               personally.

--------------------------------------------------------------------------------